Exhibit 23(a)


                       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statement on Form S-3 of our report dated November 13, 1998 with respect to the consolidated financial statements of X- Ceed, Inc. Included in the Company's Annual Report on Form 10-K for the year ended August 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

                                               /s/ Holtz Rubenstein & Co., LLP
                                                   Holtz Rubenstein & Co., LLP

Melville, New York
June 25, 1999